UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2023

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 697-8655

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Financing

On December 7, 2023, Interactive Strength Inc. (the “Company”) entered into that certain securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Note Investor”), pursuant to which the Company sold, and the Note Investor purchased, (a) a senior unsecured convertible note issued by the Company (the “Note”) in the aggregate principal amount of $2,160,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (b) a warrant (the “Warrant”) to purchase up to an aggregate of 924,480 shares of Common Stock (the “Convertible Note Financing”).

The Convertible Note Financing closed on December 7, 2023. The gross proceeds to the Company from the Convertible Note Financing, prior to the payment of transaction expenses, was $2,000,000. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Note Investor.

Description of the Note

The Note carries an original issue discount of 8.0% and accrues interest at a rate of 7.0% per annum. The maturity date of the Note is December 7, 2024 (the “Maturity Date”). Interest payments are guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed.

The Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) the sum of (i) the portion of the principal amount to be converted or redeemed, (ii) all accrued and unpaid interest with respect to such principal amount, and (iii) all accrued and unpaid Late Charges (as defined in the Purchase Agreement) with respect to such principal and interest amounts, if any, divided by (y) a conversion price of $1.25 per share (such shares, the “Note Conversion Shares”). In addition, the Note Investor may, at any time and at its option, convert the Note (in whole or in part) into shares of Common Stock pursuant to the formula included in the preceding sentence at an alternate conversion price equal to 92% of the lowest dollar volume-weighted average price (“VWAP”) during the ten trading days immediately preceding the date of conversion, subject to a conversion price floor, or, any time following an Event of Default (as defined below), equal to 80% of the lowest VWAP during the ten trading days immediately preceding the date of conversion, in each case subject to the additional terms and conditions set forth in the Note.

The Note sets forth certain standard events of default (each such event, an “Event of Default”), upon the occurrence of which the Company is required to deliver written notice to the Note Investor within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Note Investor’s receipt of an Event of Default Notice, and (b) the Note Investor becoming aware of an Event of Default, the Note Investor may require the Company to redeem all or any portion of the Note. Upon an Event of Default, the Note shall bear interest at a rate of 14.0% per annum.

Description of the Warrant

The Warrant is exercisable for shares of Common Stock (the “Warrant Shares,” and collectively with the Note Conversion Shares, the “Note Conversion Securities”) at a price of $1.25 per share (the “Exercise Price”). The Warrant may be exercised during the period commencing December 7, 2023 and ending June 7, 2029. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional shares of Common Stock and the like.

Pursuant to the terms of the Note and the Warrant, the Company shall not effect the conversion of any portion of the Note or exercise of the Warrant, to the extent that after giving effect to such conversion or exercise, as applicable, the Note Investor would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Additionally, pursuant to the terms of the transaction documents, the Company is prohibited from issuing or selling shares of Common Stock to the Note Investor in excess of the 19.99% Exchange Cap (as defined in the Purchase Agreement), unless the Company obtains stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than $1.00 per share, such that the Exchange Cap limitation would not apply under applicable rules of The Nasdaq Stock Market.

Description of Registration Rights

In connection with the Convertible Note Financing, the Company entered into that certain registration rights agreement, dated December 7, 2023, with the Note Investor (the “Note Registration Rights Agreement”). Under the Note Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the Note Conversion Securities with the Securities and

Exchange Commission (the “SEC”) within 30 calendar days after the date of the Note Registration Rights Agreement, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than February 14, 2024 (the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the resale registration statement will not be reviewed or is no longer subject to further review, the Effectiveness Date will be the fifth trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above. Under certain circumstances, if the Company fails to meet its obligations under the Note Registration Rights Agreement, it may require the Company to pay certain liquidated damages to the Note Investor and result in the occurrence of an Event of Default under the Note.

Equity Line of Credit Financing

On December 12, 2023, the Company entered into that certain common stock purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”). Under the terms and subject to the conditions of the Equity Line Purchase Agreement, the Company has the right, but not the obligation, to sell to the Equity Line Investor, and the Equity Line Investor is obligated to purchase, up to the lesser of (a) $20,000,000 in aggregate gross purchase price of newly issued Common Stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined in the Equity Line Purchase Agreement) (the “Equity Line Financing”).

The Equity Line Purchase Agreement provides customary representations, warranties, and covenants of the Company and the Equity Line Investor.

Description of Registration Rights

In connection with the Equity Line Financing, the Company entered into that certain registration rights agreement, dated December 12, 2023, with the Equity Line Investor (the “Equity Line Registration Rights Agreement”). Under the Equity Line Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the Equity Line Securities with the SEC on the same timeframes required above for the Note Registration Statement. The terms of the Equity Line Registration Rights Agreement and Note Registration Rights Agreement are similar in all material respects.

Entry into the Convertible Note Financing and Equity Line of Credit Financing described herein, and the related agreements and documents, was approved by the Company’s board of directors on December 7, 2023.

The foregoing descriptions of the Warrant, Note, Purchase Agreement, Note Registration Rights Agreement, Equity Line Purchase Agreement, and Equity Line Registration Rights Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the Warrant, Note, Purchase Agreement, Note Registration Rights Agreement, Equity Line Purchase Agreement, and Equity Line Registration Rights Agreement, the forms of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Note, the Warrant, and the Note Conversion Securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder or, in the event of an issuance of the Warrant Shares on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

The Note Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The Note, the Warrant, and the Note Conversion Securities have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Equity Line Securities will not be issued and sold until such time as the registration statement contemplated by the Equity Line Registration Rights Agreement has been filed with and declared effective by the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant
4.2	Note
10.1*	Purchase Agreement
10.2	Registration Rights Agreement
10.3*	Form of Equity Line Purchase Agreement
10.4	Form of Equity Line Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	December 13, 2023	By:	/s/ Michael J. Madigan
Michael J. Madigan Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)